                               TRIMAS CORPORATION
                             STOCK OPTION AGREEMENT

                  AGREEMENT, made and entered into by and between TriMas
Corporation (the "Company") and <> (the "Option Holder").

                  WHEREAS, the Option Holder has been designated to participate in the TriMas Corporation 2002 Long Term Equity Incentive Plan (the "Plan");

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the
Company and the Option Holder agree as follows:

                  (a)    Grant. Pursuant to the provisions of the Plan, the
terms of which are incorporated herein by reference, the Company hereby grants to the Option Holder the right and option (the "Option") to purchase
<> shares of common stock of the Company (the "Shares"). The
Option is granted as of <> (the "Date of Grant"), and such grant is subject to the terms and conditions herein and the terms and conditions of the Plan. Such Option is not intended to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b)    Purchase Price. The purchase price of the Shares
subject to the Option shall be equal to $_____ per Share.

                  (c)    Term of Option. The Option may be exercised only after
it vests and during the period commencing on the date it becomes exercisable under paragraph (e) below and continuing until the close of business on
<> (the "Option Period"). The Option Holder's exercise rights during the Option Period shall be subject to limitations as hereinafter provided and shall be subject to sooner termination as provided in paragraphs (f) and (g)
below. At the end of the Option Period or, if earlier, the termination of the period of exercisability as provided in paragraphs (f) or (g) below, the Option shall terminate.

                  (d)    Vesting. The Option will vest in installments as
provided below, which shall be cumulative.

                         (i)    As to 80% of the Shares subject to this Option
                  (the "Time Vesting Share Options"), the Option will vest in three equal annual installments on each of
                  <>, <> and <>.

                         (ii)   As to the remaining 20% of the Shares subject to
                  this Option (the "Performance Acceleration Share Options"), the Option will vest 7 years from the Date of Grant, subject to becoming vested earlier as set forth below if the following performance targets are met:

                                      -2-

                                   A. One-third of the Performance Acceleration
                      Share Options shall become vested as of December 31, 2003, if EBITDA performance for the 2003 Company fiscal year
                      meets or exceeds a 10% cumulative average annual growth
                      over the 2002 Adjusted EBITDA.

                                   B. Two-thirds of the Performance Acceleration
                      Share Options (including Performance Acceleration Share
                      Options vested in subsection A, above) shall be vested as
                      of December 31, 2004, if EBITDA performance for the
                      2003/2004 Company fiscal years meets or exceeds a 10%
                      cumulative average annual growth over the 2002 Adjusted
                      EBITDA.

                                   C. Any unvested Performance Acceleration
                      Share Options shall become vested as of December 31, 2005, if EBITDA performance for the 2003-2005 Company fiscal
                      years meets or exceeds a 10% cumulative average annual
                      growth over the 2002 Adjusted EBITDA.

                         (iii) For purposes of the above, EBITDA for any
                  applicable Company fiscal year and the 2002 Adjusted EBITDA shall be determined by the Committee, in its discretion,
                  relying on information and/or calculations provided by the
                  Company's management or independent auditors, adjusted to take into consideration any transactions, reorganizations,
                  dividends or distributions and other unusual or non-recurring events (including, without limitation, events described in
                  Section 4 of the Plan) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any
                  Subsidiary or Affiliate.

                  (e)    Exercisability. Except as otherwise provided in
paragraphs (f) or (g) below, the Option, to the extent not previously forfeited under paragraphs (f) or (g) below, shall become exercisable upon the later of
(i) the time the Option vests, or (ii) as to one half of the Shares subject to the Option, the 180th day following consummation of a Qualified Public Offering
(as defined below) and, as to the remaining one half of the Shares subject to the Option, on the first anniversary of consummation of the Qualified Public
Offering. For example, if an Option was otherwise scheduled to vest in three equal annual installments beginning on December 31, 2001, the number of Shares subject to the Option was 300, a Qualified Public Offering occurred on December
1, 2002, and the Option Holder's employment continued, the Option would become exercisable for 150 Shares on May 30, 2003 (180 days after the Qualified Public
Offering), 50 Shares on December 1, 2003 (the first anniversary of the Qualified
Public Offering) and the remaining 100 Shares on December 31, 2003 (the date of vesting of the Option with respect to the final 100 Shares). Notwithstanding the foregoing, to the extent not previously forfeited under paragraphs (f) or (g)
below, the Option shall (x) become vested and exercisable in full upon the occurrence of a Liquidity Event (as defined below), and (y) shall become exercisable on the fifth anniversary of the Date of Grant. Prior to the occurrence of a Liquidity Event, the 180th day following a Qualified Public
Offering or the fifth anniversary of the Date of Grant, the

                                      -3-

Option, whether or not vested, shall not be exercisable. For purposes hereof, a
"Liquidity Event" shall mean (A) an Organic Event (as defined below) or (B) a
Change of Control (as defined below). A "Qualified Public Offering" shall mean the completion of an underwritten public offering pursuant to a registration statement that has become effective under the Securities Act of 1933, as amended
(excluding registration statements on Form S-4, Form S-8 or similar forms), as a result of which the Common Stock shall be listed for trading on a national securities exchange or shall be included for trading privileges in the Nasdaq
National Market System. An "Organic Event" shall mean (1) a merger or consolidation as a result of which all of the shares of Common Stock of the
Company shall have been converted into cash and/or Publicly Traded Securities
(as defined below) or (2) a complete liquidation or complete dissolution of the
Company or distribution of cash or Publicly Traded Securities representing all or a material part of the proceeds from a sale or other disposition of 80% or more of the consolidated assets of the Company to a person or group of persons
(other than a newly formed holding company for the Company or any majority owned subsidiary of the Company). "Publicly Traded Securities" means equity securities of the successor to the particular merger or consolidation of a class of equity securities that are listed for trading on a national securities exchange or included for trading privileges in the Nasdaq National Market System. "Change of
Control" means the first of the following events to occur following the date hereof: (i) the sale, lease, or transfer in one or a series of related transactions (1) of eighty percent (80%) or more of the consolidated assets of the Company and its subsidiaries, or (2) of seventy-five percent (75%) or more
(appropriately adjusted for stock splits, combinations, subdivisions, stock dividends and similar events) of the Capital Stock (as defined below) of the
Company acquired by Heartland Industrial Partners, L.P. on the closing date under the Stock Purchase Agreement among the Company, Heartland Industrial
Partners, L.P. and Metaldyne Corporation, dated as of May 17, 2002 (the "Stock
Purchase Agreement"), in either case to any Person (within the meaning set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("1934 Act")
or any similar successor provision, and the rules, regulations and interpretations promulgated thereunder) other than an affiliate of Heartland
Industrial Partners, L.P., whether by way of any merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning under Rule 13d-3 of the 1934 Act) or otherwise, but not including (A) sales or transfers which are effected in order to comply with the preemptive rights provisions of Section 4.05 of the Metaldyne Shareholders Agreement with respect to the investment by Heartland Industrial Partners, Inc. in the Company pursuant to the Stock Purchase Agreement, or (B) sales or transfers which are effected within one year after the date of closing under the Stock Purchase Agreement at a price per share of not greater than $20 plus any interest charged
(appropriately adjusted for stock splits, combinations, subdivisions, stock dividends and similar events); or (ii) the date on which the individuals who constitute the Company's Board of Directors on the date of this Agreement, and any new members of the Company's Board of Directors who are hereafter designated by the Heartland Entities (as defined below) cease, for any reason, to constitute at least a majority of the members of the Board of Directors.
"Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated)
of such person's

                                      -4-

capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock. "Heartland Entities" means Heartland Industrial Partners, L.P.,
Heartland Industrial Partners (FF), L.P., Heartland Industrial Partners (E1),
L.P., Heartland Industrial Partners (K1), L.P., Heartland Industrial Partners
(C1), L.P. or any controlled affiliate of any of these entities.

                  (f)    Termination.
                         ------------

                         (i)    (A)    Death in Service. In the event the Option
                  Holder dies during his period of employment with the Company, the estate or other legal representative of the Option Holder shall be entitled to exercise the portion of the Option that is vested at the time of death to the extent such portion is exercisable at the time of death or subsequently becomes
                  exercisable under paragraph (e) above due to consummation of a
                  Liquidity Event or expiration of 180 days or one year, as the case may be, following a Qualified Public Offering, and such portion shall remain exercisable until the later of 90 days following the date it becomes exercisable and one year
                  following the Option Holder's death (but in no event beyond the end of the Option Period).

                                (B)    Death After Service. In the event the
                  Option Holder dies after a termination of his employment
                  with the Company, the estate or other legal representative of the Option Holder shall be entitled to exercise the
                  portion of the Option that is vested (and has not been
                  forfeited) at the time of death to the extent such portion is exercisable at the time of death or subsequently becomes exercisable under paragraph (e) above due to consummation of a Liquidity Event or expiration of 180 days or one year, as the case may be, following a Qualified Public Offering, and such portion shall remain exercisable until the later of 90 days following the date it becomes exercisable and one year following the Option Holder's death (but in no event beyond the end of the Option Period).

                         (ii)   Termination Due to Disability. In the event the
                  Option Holder's employment with the Company is terminated by reason of the Option Holder's Disability, the Option Holder shall be entitled to exercise the portion of the Option that is vested at the time of termination to the extent such
                  portion is exercisable at the time of termination or
                  subsequently becomes exercisable under paragraph (e) above due to consummation of a Liquidity Event or expiration of 180 days or one year, as the case may be, following a Qualified Public
                  Offering, and such portion shall remain exercisable until the later of 90 days following the date it becomes exercisable and one year following the Option Holder's termination of
                  employment (but in no event beyond the end of the Option
                  Period). "Disability" shall mean Disability as defined in the applicable employment agreement between the Option Holder and the Company or, if there is no such employment agreement or such employment agreement does not contain such a defined term then, if the Option Holder becomes disabled within the

                                      -5-

                  meaning of the long term disability plan of the Company in which the Option Holder participates.

                         (iii)  Termination Due to Retirement. In the event of a
                  termination of the Option Holder's employment with the Company due to the Option Holder's Retirement (as defined below), the
                  Option Holder shall be entitled to exercise the portion of the
                  Option that is vested at the time of termination to the extent such portion is exercisable at that time or subsequently
                  becomes exercisable under paragraph (e) above due to
                  consummation of a Liquidity Event or expiration of 180 days or one year, as the case may be, following a Qualified Public
                  Offering, and such portion shall remain exercisable until the later of 90 days following the date it becomes exercisable and one year following the date of termination of employment (but in no event beyond the end of the Option Period). For this purpose, "Retirement" means a termination of the Option
                  Holder's employment by the Option Holder (under circumstances which would not constitute Cause (as defined below)) on or after the Option Holder reaches age 55 but only if, within 30 days after such termination, the Option Holder initiates
                  payment of retirement benefits under a defined benefit pension plan maintained by the Company in which the Option Holder
                  participates (or if the Option Holder does not participate in such a defined benefit pension plan, under a defined
                  contribution plan maintained by the Company).

                         (iv)   Termination for Cause. In the event the Option
                  Holder's employment with the Company is terminated by the
                  Company for Cause, all rights of the Option Holder to exercise the Option shall be forfeited immediately and the Option shall terminate. As used herein, the term "Cause" shall mean: (i)
                  the Option Holder's conviction of or plea of guilty or nolo contendere to a crime constituting a felony under the laws of the United States or any state thereof or any other
                  jurisdiction in which the Company conducts business; (ii) the
                  Option Holder's willful misconduct in the performance of his duties to Company; (iii) the Option Holder's willful and
                  continued failure to follow the instructions of the Option
                  Holder's supervisor; or (iv) the Option Holder's willful
                  and/or continued neglect of duties (other than any such
                  neglect resulting from incapacity of the Option Holder due to physical or mental illness); provided, however, that Cause shall arise under items (iii) or (iv) only following ten (10)
                  days written notice thereof from the Company which
                  specifically identifies such failure or neglect and the
                  continuance of such failure or neglect during such notice
                  period. Any failure by the Company to notify the Option Holder after the first occurrence of an event constituting Cause
                  shall not preclude any subsequent occurrences of such event
                  (or a similar event) from constituting Cause.

                         (v)    Other Termination. In the event of a termination
                  of the Option Holder's employment with the Company other
                  than as set forth above, the Option Holder shall be entitled to exercise the portion of the Option that is vested at the time of termination to the extent such portion is
                  exercisable at that time or subsequently

                                      -6-

                  becomes exercisable under paragraph (e) above due to
                  consummation of a Liquidity Event or expiration of 180 days or one year, as the case may be, following a Qualified
                  Public Offering, and such portion shall remain exercisable until the later of 90 days following the date it becomes
                  exercisable and 90 days following the date of termination of employment (but in no event beyond the end of the Option
                  Period).

                         (vi)   Forfeiture. That portion of the Option which is
                  unvested at the time of termination of the Option Holder's employment shall be immediately forfeited.

                         (vii)   Service with Subsidiary. For purposes of this
                  paragraph (f), service with a subsidiary of the Company shall be considered to be service with the Company.

                  (g)    Stock Option Forfeiture.
                         ------------------------

                         (i)    Forfeiture of Option Gain and Unexercised
                  Options if Option Holder Engages in Certain Activities. If,
                  at any time prior to <> after termination
                  of employment of the Option Holder for any reason, the
                  Option Holder engages in any of the following activities:
                  (A) engaging, either directly or indirectly, as a principal for the Option Holder's own account or jointly with others, or as a stockholder in any corporation or joint stock
                  association, or as a partner or member of a general or
                  limited liability entity, or as an employee, officer,
                  director, agent, consultant or in any other advisory
                  capacity in any business other than the Company or its
                  subsidiaries which designs, develops, manufacturers,
                  distributes, sells or markets the type of products or
                  services sold, distributed or provided by the Company or its subsidiaries during the two (2) year period prior to the
                  date of termination (the "Business"); provided that nothing herein shall prevent the Option Holder from owning, directly or indirectly, not more than five percent (5%) of the
                  outstanding shares of, or any other equity interest in, any entity engaged in the Business and listed or traded on a
                  national securities exchange or in an over-the-counter
                  securities market; (B) directly or indirectly employing or soliciting, or receiving or accepting the performance of
                  services by, any active employee of the Company or any of
                  its subsidiaries who is employed primarily in connection
                  with the Business, except in connection with general,
                  non-targeted recruitment efforts such as advertisements and job listings, or directly or indirectly inducing any
                  employee of the Company or its subsidiaries to leave the
                  Company, or assist in any of the foregoing; (C) soliciting for business (relating to the Business) any person who is a customer or former customer of the Company or any of its
                  subsidiaries, unless such person shall have ceased to have been such a customer for a period of at least six (6)
                  months; (D) disclosing or misusing any confidential
                  information or material concerning the Company or its
                  subsidiaries; or (E) participating in a hostile attempt to take over the Company, then this Option shall terminate
                  effective the date on which the Option Holder enters into
                  such activity described in clause (A), (B), (C), (D) or (E)
                  above,

                                      -7-

                  unless the Option is terminated sooner by operation of
                  another term or condition of this Option or the Plan.

                         (ii)   Committee Discretion. The Option Holder may be
                  released from his or her obligations under paragraph (g)(i)
                  above only if the Committee (or its duly appointed agent)
                  determines in its sole discretion that such action is in the best interests of the Company.

                         (iii)  Reformation. It is expressly understood and
                  agreed that although the Option Holder and the Company
                  consider the restrictions contained in this paragraph (g) to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this paragraph (g) is an unenforceable restriction against the Option Holder, the
                  provisions of this paragraph (g) shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.

                  (h)    Exercise of Option. In order to exercise the Option,
the Option Holder shall submit to the Company an instrument in writing specifying the number of Shares in respect of which the Option is being exercised, accompanied by payment, in a manner acceptable to the Company, of the
Option Price of the Shares in respect of which the Option is being exercised.
Shares shall then be issued by the Company to the Option Holder; provided, however, that the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provisions of any applicable law.

                  (i)    No Rights of Shareholder; No Rights of Continued
Employment. The Option Holder shall not, by virtue of the Option, be entitled to any rights of a shareholder of the Company, until Shares are issued to the
Option Holder. The grant of the Option shall not confer on the Option Holder any right with respect to continuance of his service with the Company nor shall such grant interfere in any way with the right of the Company to terminate the Option
Holder's service at any time.

                  (j)    Nonassignability. The Option may be assigned or
otherwise transferred only in the following circumstances: (i) by will or the laws of descent and distribution; (ii) by valid beneficiary designation taking effect at death made in accordance with procedures established by the Board of
Directors of the Company or any committee thereof; or (iii) by the Option Holder to members of his or her "immediate family," to a trust established for the exclusive benefit of solely one or more members of the Option Holder's
"immediate family" and/or the Option Holder, or to a partnership, limited liability company or other entity pursuant to which the only partners, members or equity holders are one or more members of the Option Holder's "immediate family" and/or the Option Holder. Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by

                                      -8-

the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Option Holder's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), nieces, nephews, in-laws, and relationships arising because of legal adoption.

                  (k)    Restrictions on Transfer of Shares. Neither the Shares
nor any interest in them may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws or other applicable laws or regulations and the terms and conditions hereof.

                  (l)    Legend on Certificates. The certificates representing
the Shares issued by exercise of the Option may be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on the sale or transfer of Shares.

                  (m)    Market Stand-Off. In connection with any underwritten
public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933 for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Option Holder shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Option without the prior written consent of the Company.

                  (n)    Withholding. The Option Holder agrees to make
appropriate arrangements with the Company for satisfaction of any applicable tax withholding requirements, or similar requirements, arising out of this
Agreement.

                  (o)    References. References herein to rights and obligations
of the Option Holder shall apply where appropriate, to the Option Holder's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this
Agreement.

                  (p)    Notice. Any notice required or permitted to be given
under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process given notice of:

                                      -9-

                  If to the Company:

                  TriMas Corporation
                  39400 North Woodward, Suite 130
                  Bloomfield Hills, MI 48304
                  Attn.:  General Counsel

                  If to the Option Holder:

                  -------------------------------

                  -------------------------------

                  -------------------------------

                  (q)    Governing Law. This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws.

                  (r)    Counterparts. This Agreement may be executed in
multiple counterparts, each of which shall be regarded for all purposes as an original constituting one and the same instrument.

                  IN WITNESS  WHEREOF,  the  undersigned  have executed this
Agreement as of the date indicated below.

TRIMAS CORPORATION

By:                                                   Date:
   ----------------------------------                      ---------------------
Name:
Title:

                                                      Date:
-------------------------------------                      ---------------------
Option Holder